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                            THE CENTRIS GROUP, INC.
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                                    BY-LAWS

ARTICLE I - STOCKHOLDERS

          Section 1.  Annual Meeting.

          An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

          Section 2.  Special Meetings.

          Special meetings of the stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office. Special meetings of stockholders may not be called by the stockholders. (Amended March 4, 1992)

          Section 3.  Notice of Meetings.

          Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholders entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

          When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any

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adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

          Section 4.  Quorum.

          At any meeting of the stockholders, the holders of one third (1/3) of all the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

          If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of one-third (1/3) of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

          If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting. (amended May 16, 1994)

          Section 5.  Organization.

          Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

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          Section 6.  Conduct of Business.

          The Chairman of the Board of Directors shall preside at each meeting of stockholders. In the absence of the Chairman, the meeting shall be chaired by an officer of the Corporation in accordance with the following order: Vice Chairman of the Board, Chairman of the Executive Committee of the Board, President, Executive Vice President, Senior Vice President and Vice President. In the absence of all such officers, the meeting shall be chaired by a person chosen to so act by the vote of a majority of the shares of stock present in person or represented by proxy and entitled to vote thereat. The Secretary of the Corporation, or in his or her absence an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the Chairman of the meeting shall appoint, shall act as Secretary of the meeting and keep a record of the proceedings thereof.

          The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, as adopted by the Board of Directors, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting. These rules, regulations and procedures may include, without limitation, (i) establishing an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present,
(iii) limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the Chairman shall permit, (iv) restrictions on entry to the meeting after the time fixed for commencement thereof, (v) limitations on the time allotted to questions or comment by participants, and (vi) regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Further, to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders of the Corporation shall not be required to be held in accordance with rules of parliamentary procedure. (amended January 31, 1996)

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          Section 7.  Notice of Stockholder Business.

          At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 7, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

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          Section 8.  Proxies and Voting.

          At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

          Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

          All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

          At any meeting of stockholders, all elections for directors shall be
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determined by a plurality of the votes of the shares present in person or by
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proxy entitled to vote; and other matters shall be determined by a majority of
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the vote of the shares present in person or by proxy entitled to vote, except as
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may be otherwise required by law or by the Corporation's Restated Certificate of
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Incorporation.  (Amended March 25, 1998)
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          Section 9.  Stock List.

          A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

          The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This

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list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

          Section 10.  Consent of Stockholders in Lieu of Meeting

          Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE II - BOARD OF DIRECTORS

          Section 1.  Number and Term of Office.

          The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office. The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1987 annual meeting of stockholders, the term of office of the second class to expire at the 1988 annual meeting of stockholders and the term of office of the third class to expire at the 1989 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

          Section 2.  Vacancies and Newly Created Directorships.

          Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a

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majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          Section 3.  Removal.

          Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least 66 2/3 percent of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. (Amended June 5, 1986)

          Section 4.  Regular Meetings.

          Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

          Section 5.  Special Meetings.

          Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five days before the meeting or by transmitting the text of the notice by telecopier (facsimile transmission) or telegraph not less than twenty-four hours before the meeting. The method of notice need not be the same for each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. (Amended September 2, 1987)

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          Section 6.  Quorum.

          At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

          Section 7.  Participation in Meetings By Conference Telephone.

          Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

          Section 8.  Conduct of Business.

          At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

          Section 9.  Powers.

          The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

          (1)  To declare dividends from time to time in accordance with law;

          (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

          (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

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          (4)  To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

          (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

          (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

          (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

          (8) To adopt from time to time regulations, not inconsistent with these by-laws, for the management of the Corporation's business and affairs.

          Section 10.  Compensation of Directors.

          Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

          Section 11.  Nomination of Director Candidates.

          Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or

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prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

          In the event that a person is validly designated as a nominee in accordance with this Section 11 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee of a written notice to the secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this
Section 11 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such substitute nominee.

          If the Chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this
Section 11, such nomination shall be void; provided, however, that nothing in this Section 11 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.

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ARTICLE III - COMMITTEES

          Section 1.  Committees of the Board of Directors.

          The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

          Section 2.  Conduct of Business.

          Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

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ARTICLE IV - OFFICERS

          Section 1.  Generally.

          The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The President shall be a member of the Board of Directors. Any number of offices may be held by the same person.

          Section 2.  President.

          The President shall be the chief executive officer of the Corporation. Subject to the provisions of these by-laws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

          Section 3.  Vice President.

          Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

          Section 4.  Treasurer.

          The Treasurer shall have the responsibility for maintaining the financial records of the Corporation and shall have custody of all monies and securities of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and

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shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

          Section 5.  Secretary.

          The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

          Section 6.  Delegation of Authority.

          The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

          Section 7.  Removal.

          Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

          Section 8.  Action with Respect to Securities of Other Corporations.

          Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V - STOCK

          Section 1.  Certificates of Stock.

          Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant

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Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any of or all the signatures on the certificate may be facsimile.

          Section 2.  Transfers of Stock.

          Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore.

          Section 3.  Record Date.

          The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

          Section 4.  Lost, Stolen or Destroyed Certificates

          In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

          Section 5.  Regulations.

          The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

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ARTICLE VI - NOTICES

          Section 1.  Notices.

          Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by pre-paid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

          Section 2.  Waivers.

          A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII - MISCELLANEOUS

          Section 1.  Facsimile Signatures.

          In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

          Section 2.  Corporate Seal.

          The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the

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Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

          Section 3.  Reliance upon Books, Reports and Records.

          Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

          Section 4.  Fiscal Year.

          The fiscal year of the Corporation shall be as fixed by the Board of Directors.


          Section 5.  Time Periods.

          In applying any provision of these by-laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 1.  Right to Indemnification.

          Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged activity in an official capacity as a director, officer, employee or agent or in any other capacity while serving

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as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with any such proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

          Section 2.  Right of Claimant to Bring Suit.

          If a claim under Section 1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter institute a proceeding against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such proceeding. It shall be a defense to any such proceeding (other than a proceeding brought to enforce a claim for expenses incurred in defending any

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proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such proceeding that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the proceeding or create a presumption that claimant has not met the applicable standard of conduct.

          Section 3.  Non-Exclusivity of Rights.

          The rights conferred on any person by Sections 1 and 2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 4.  Insurance.

          The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE IX - AMENDMENTS

          The Board of Directors is expressly empowered to adopt, amend or repeal By-laws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the By-laws of the Corporation. In addition to any vote of the holders of any class or series of

                                      18.
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stock of this Corporation required by law, by the certificate of incorporation of the Corporation or by these By-laws, the affirmative vote of the holders of at least 66 2/3 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the By-laws of the Corporation.

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